EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN OMITTED.

NATIONAL BANK OF CANADA

-and-
PRECISION TRUST

as Class A Noteholders

- and –

WF TORCA, LTD.

as Class B Noteholder

- and –

NATIONAL BANK OF CANADA

as Structuring Agent

- and –

CURO GROUP HOLDINGS CORP.

as Guarantor

PERFORMANCE GUARANTEE AND INDEMNITY AGREEMENT Dated December 9, 2021

Article 27 Waiver of Limitation Period	18
Article 28 Execution in Counterparts	18
Article 29 Receipt of Copy of Agreement	18

PERFORMANCE GUARANTEE AND INDEMNITY AGREEMENT
WHEREAS reference is made to the note purchase agreement dated as of December 9, 2021 (as it may be amended, restated, replaced, supplemented, further amended and restated, or otherwise modified from time to time, the “Note Purchase Agreement”) entered into by and among Flexiti Securitization Limited Partnership, a limited partnership established under the laws of the Province of Ontario, by its general partner Flexiti Securitization General Partner Inc., a corporation incorporated under the laws of the Province of Ontario, as issuer (the “Issuer”), Flexiti Securitization General Partner Inc. in its own right (the “General Partner”), Flexiti Financial Inc., as seller (the “Seller”) and initial servicer (the “Servicer”), National Bank of Canada and BNY Trust Company of Canada in its capacity as trustee of Precision Trust, as class A noteholders (the “Class A Noteholders”), WF Torca, Ltd., as class B noteholder (the “Class B Noteholder”) and National Bank of Canada as structuring agent (the “Structuring Agent”, and together with the Class A Noteholders and the Class B Noteholder, the “Finance Parties”, and each a “Finance Party”) and Computershare Trust Company as Indenture Trustee.
AND WHEREAS reference is also made to that series 2021-1 supplemental indenture dated as of December 9, 2021 (as it may be amended, restated, replaced, supplemented, further amended and restated, or otherwise modified from time to time, the “Supplemental Indenture”) entered into by and among the Issuer, the General Partner, the Indenture Trustee and Flexiti Financial Inc., as paying agent. Terms used, but not otherwise defined herein, shall have the meanings given to such terms under the Supplemental Indenture, except that, for the purposes of this guarantee only, “Material Adverse Effect” shall mean any effect upon the business, operations, property or financial or other condition of the Guarantor (as defined below), which materially adversely affects the enforceability of this guarantee or the ability of the Guarantor to perform its obligations under this guarantee.
NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Guarantor”) hereby agrees with the Finance Parties as follows:
Article 1
Guarantee
1.1The Guarantor unconditionally and irrevocably guarantees for the benefit of each Finance Party as a primary and independent obligation:
(a)that it shall cause the Issuer, the Seller and the Servicer (collectively, the “Designated Parties” and each a “Designated Party”) to:
(i)fully, punctually and duly perform, observe and keep, each and every covenant, obligation, condition and agreement in favour of the Finance Parties to be performed, observed or kept by each Designated Party under the Note Purchase Agreement (other than any covenant or obligation to pay the principal amount of any Series 2021-1 Class A Debt Security or Series 2021-1 Class B Debt Security or any interest due and owing thereon),
(ii)fully, punctually and duly perform each and every indemnity obligation now or hereafter owing by a Designated Party to the Finance Parties under a Series 2021-1 Agreement,

(iii)correct, or cause the correction of, any representation or warranty, certification or other statement made or deemed to be made by any Designated Party in any Series 2021-1 Agreement which shall become false in any material respect, and
(iv)fully, punctually and duly perform, observe and keep, each covenant, obligation, condition and agreement among the Designated Parties under the Series 2021-1 Agreements (including, for greater certainty, but without limitation, the covenants and obligations provided for in section 4.1 of the Receivables Sale and Servicing Agreement dated December 9, 2021), between the Issuer, the Seller and Servicer (such covenants, obligations, conditions and agreements in subsections (i) – (iv) in this Section 1.1 are collectively referred to as, the “Performance Obligations” and each, a “Performance Obligation”);
1.2that in the event that any Designated Party is in breach of any Performance Obligation, the Guarantor irrevocably and unconditionally agrees that it shall, without demand or notice of any nature, all of which are expressly waived by the Guarantor, fully, punctually and duly rectify or cause such Designated Party to rectify such breach to ensure that such Performance Obligation is satisfied and maintained in accordance therewith; and
1.3the full, due and punctual payment to the Finance Parties of the amount of any monetary award or judgment made in favour of any of them in respect of the breach by any Designated Party of or failure by any Designated Party to observe, perform or keep any Performance Obligation.
Article 2
Demand
1.1If any Designated Party fails or refuses to pay or perform any of the Performance Obligations:
any Finance Party may notify the Guarantor in writing of the manner in which such Designated Party has failed to pay or perform such Performance Obligation and demand performance of such Performance Obligation be made by the Guarantor. A demand shall be in writing and shall specify in what manner such Designated Party has failed to perform such Performance Obligation and shall confirm that such Finance Party is calling upon Guarantor to perform such Performance Obligation under this guarantee (the “Demand”). A single written Demand shall be effective as to any specific default during the continuance of that default, until such Designated Party or the Guarantor has cured such default, and additional written demands concerning such default shall not be required until such default is cured; and
(a)the Guarantor shall, within ten (10) Business Days of receipt of a Demand, perform or cause the performance of such Performance Obligations that are the subject of the Demand. The Guarantor agrees that, notwithstanding any stay, injunction or other prohibition preventing performance of all or any portion of the Performance Obligations by such Designated Party, those Performance Obligations shall nevertheless become due and performable by the Guarantor for the purposes of this guarantee upon the occurrence of any event or condition giving rise to the obligation of such Designated Party to perform such Performance Obligations.
1.2This guarantee shall be a continuing guarantee and shall guarantee the performance of the Performance Obligations, notwithstanding that any Designated Party may from time to time satisfy the Performance Obligations in whole or in part and thereafter incur further or other Performance Obligations.
Article 3
Indemnity
1.1In addition to the guarantee provided in Article 1, and as a separate and distinct obligation, the Guarantor hereby agrees to indemnify and save harmless each of the Finance Parties, forthwith on demand any Finance Party, from and against any and all direct and indirect claims, demands, losses, damages, liabilities, charges, obligations, payments and expenses of any nature or kind, howsoever or whenever arising, which any of the Finance Parties may suffer or incur in any way relating to or arising from:
(a)the failure of the Designated Parties to satisfy the Performance Obligations; or
(b)the Performance Obligations or any of the Series 2021-1 Agreements in any way being or becoming for any reason whatsoever, in whole or in part, void, voidable, ultra vires, illegal, invalid, ineffective or otherwise unenforceable or released or discharged by operation of Applicable Law or otherwise.
Article 4
Non-Recourse Loan Carve-out Obligations
1.1Notwithstanding anything to the contrary in this agreement or any other Series 2021-1 Agreement, the Guarantor hereby agrees to indemnify and save harmless each of the Finance Parties, forthwith on demand by any Finance Party, from and against any and all direct and indirect claims, demands, losses, damages, liabilities, charges, obligations, payments and expenses of any nature or kind, howsoever or whenever arising, which any of the Finance Parties may suffer or incur in any way relating to or arising from:
(a)fraud, misrepresentation, willful misconduct or gross negligence by or on behalf of any Designated Party (including, for the avoidance of doubt, by any officer, director, employee or agent of any Designated Party) in connection with the Series 2021-1 Obligor Accounts or the Series 2021-1 Collateral;
(b)criminal acts by a Designated Party or by any officer or director of a Designated Party;
(c)the misapplication or conversion of funds or monies to be delivered to the Series 2021-1 Accounts by any Designated Party;
(d)the misapplication, misappropriation or conversion by any Designated Party either (x) to the benefit of any Person other than the Issuer or (y) in contravention of the Series 2021-1 Agreements of (A) any insurance proceeds paid by reason of any casualty or under any insurance policy related to a Series 2021-1 Assigned Obligor Account Asset, (B) any awards or other amounts received in connection with a condemnation of a Series 2021-1 Assigned Obligor Account Asset or (C) any other proceeds or collections constituting a portion of the Series 2021-1 Collateral;
(e)(A) any transfer or conveyance of, or consensual Lien or any Series 2021-1 Assigned Obligor Account Asset or other Series 2021-1 Collateral or any direct or indirect equity interests in the Guarantor or Issuer, in each case, in contravention of the Series 2021-1 Agreements or (B) failure to pay any Tax that results in a Lien or other encumbrance on any Series 2021-1 Assigned Obligor Account Asset (other than a Permitted Lien);
(f)any Designated Party filing a voluntary petition or instituting any other proceeding seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts, under any law relating to bankruptcy, insolvency, reorganization, winding up, moratorium or relief of debtors (the “Insolvency Legislation”) or any other action or proceeding for any other relief affecting creditors’ rights that is similar to bankruptcy, insolvency or liquidation law in respect of any Designated Party;
(g)the filing of an involuntary petition or other proceeding against any Designated Party seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts, under any applicable Insolvency Legislation or any other action or proceeding for any other relief affecting creditors’ rights that is similar to bankruptcy, insolvency or liquidation law in respect of any Designated Party (each an “Involuntary Proceeding”), in which any Designated Party colludes with, or otherwise assists, such petitioner, or solicits or causes to be solicited petitioning creditors for any such petition or proceeding;

(h)any Designated Party filing an answer consenting to or otherwise acquiescing in or joining in (other than for the sole purpose of maintaining standing to seek release or relief from such proceeding) any Involuntary Proceeding against any Designated Party;
(i)any Designated Party consenting to or acquiescing in or joining in an application for, or seeking the entry of an order for relief or the appointment of, a trustee, receiver, custodian, liquidator, assignee or the like with respect to any Designated Party or any Series 2021-1 Assigned Obligor Account Asset or Series 2021-1 Collateral (or any portion of any of the foregoing) under any applicable Insolvency Legislation except any such action by the Indenture Trustee; and
(j)any Designated Party making an assignment in writing for the benefit of creditors in a proceeding for the winding up and liquidation of an entity, or admitting in any legal proceeding its insolvency or inability to pay its debts as they become due unless such statements are compelled and required by law and otherwise true and correct, the foregoing covenants and obligations are collectively referred to as, the “Non-Recourse Loan Carve-out Obligations” and each, a “Non-Recourse Loan Carve-out Obligation”, and together with the Performance Obligations, collectively, the “Guaranteed Obligations” and each, a “Guaranteed Obligation”.
1.2Any amounts payable under this Article 4 shall be due and payable by the Guarantor within two (2) Business Days of a demand from any Finance Party following the occurrence of any event specified in Section 4.1 above.
Article 5
Limitation of Liability
1.1Notwithstanding anything to the contrary contained in this agreement, the guarantee provided hereunder by the Guarantor and any security interest in collateral provided by the Guarantor to secure such guarantee shall be deemed to expressly provide that the obligations of the Designated Parties secured thereby do not include any obligations of the Designated Parties arising under or in connection with any hedging agreements to the extent that the granting of such guarantee or security interest would be illegal pursuant to the Commodity Exchange Act (7 U.S.C. § 1 et, seq.) as amended from time to time and any successor statute or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the failure of the Guarantor to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time such guarantee or the grant of such security interest becomes effective with respect to such hedging agreement.
Article 6
Interest after Demand
1.1The Guarantor shall pay to the Finance Parties, interest on all amounts owing by the Guarantor pursuant to this agreement at the highest rate applicable from time to time to any of the indebtedness, liabilities or obligations under the Series 2021-1 Agreements. Such interest shall be calculated and payable monthly not in advance both before and after judgment.
Article 7
Liability Unaffected by Certain Matters
1.1The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be released, discharged, limited or otherwise affected by:
(a)the lack of validity or enforceability of the Guaranteed Obligations in whole or in part for any reason whatsoever, including without limitation by reason of prescription, by operation of law or as a result of any Applicable Law;
(b)any prohibition or restriction imposed in respect of any rights or remedies of any of the Finance Parties in respect of any Guaranteed Obligations, including without limitation any court order which purports to prohibit or suspend the acceleration of the time for payment of any Guaranteed Obligations, the payment by the Issuer of any Guaranteed Obligations or the rights or remedies of the Finance Parties (or any of them) against any Designated Party in respect of any Guaranteed Obligations;
(c)the lack of validity or enforceability in whole or in part of any Series 2021-1 Agreement;
(d)any change in the corporate existence, structure, ownership or control of any Designated Party (including any of the foregoing arising from any merger, consolidation, amalgamation, reorganization or similar transaction); any change in the name, objects, capital stock, constating documents or by-laws of any Designated Party; or the dissolution, winding-up, liquidation or other distribution of the assets of any Designated Party, whether voluntary or otherwise;
(e)any Designated Party becoming insolvent or bankrupt or subject to any proceeding under the provisions of any Insolvency Legislation or the arrangement provisions of applicable corporate legislation, any legislation similar to the foregoing in any other jurisdiction, or any legislation enacted substantially in replacement of any of the foregoing, or any of the Finance Parties voting in favour of any proposal, arrangement or compromise in connection with any of the foregoing;
(f)the failure or neglect of the Finance Parties to demand performance of the Guaranteed Obligations owing by any Designated Party, any guarantor of Guaranteed Obligations or any other Person;
(g)the valuation by the any of the Finance Parties of any security held in respect of the Guaranteed Obligations, which shall not be considered as a purchase of such security or as payment on account of the Guaranteed Obligations;
(h)any right or alleged right of set-off, combination of accounts, counterclaim, appropriation or application or any claim or demand that any Designated Party may have or may allege to have against any of the Finance Parties; or
(i)any other circumstances which might otherwise constitute a legal or equitable defence available to, or complete or partial discharge of, any Designated Party in respect of the Guaranteed Obligations or of the Guarantor in respect of this agreement.
Article 8
Liability Unaffected by Actions of the Finance Parties
1.1The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be released, discharged, limited or otherwise affected by anything done, suffered or permitted by any of the Finance Parties in connection with the Designated Parties, or any Guaranteed Obligation. For greater certainty and without limiting the generality of the foregoing, without releasing, discharging, limiting or otherwise affecting in whole or in part the liability of the Guarantor under this agreement, and without notice to or the consent of the Guarantor, the Finance Parties (or any of them) may from time to time:
(a)Make advances and extend credit to the Designated Parties, or any of them (including new loans and credit facilities, whether in addition to or in replacement for other loans and credit facilities previously established by any of the Finance Parties for the Designated Parties), convert revolving lines of credit to non-revolving lines of credit or vice versa, increase or decrease the amount of credit available to the Designated Parties;
(b)increase the interest rates, fees and charges applicable to all or any of the Guaranteed Obligations from time to time;
(c)amend, renew, waive, release or terminate any Series 2021-1 Agreement or any provisions thereof in whole or in part from time to time (including, without limitation, any provisions relating to interest rates, fees, margin requirements, conditions for the extension of credit and the determination of the amount of credit available, positive and negative covenants, payment provisions, the application of payments received by or on behalf of any Designated Party, Amortization Events, Servicer Termination Events and Related Events of Default);
(d)extend, renew, settle, compromise, waive, release or terminate the Guaranteed Obligations in whole or in part from time to time;
(e)grant time, renewals, extensions, indulgences, releases and discharges to the Designated Parties;
(f)take, refrain from taking or release guarantees from other Persons in respect of the Guaranteed Obligations;
(g)accept compromises or arrangements from the Designated Parties, any guarantor of the Guaranteed Obligations or any other Person;
(h)refrain from demanding payment from or exercising any rights or remedies in respect of the Designated Parties or any guarantor of the Guaranteed Obligations;
(i)apply all monies received from the Designated Parties, any guarantor of the Guaranteed Obligations or any other Person or from the proceeds of any security to pay such Guaranteed Obligations as the Class A Noteholders, the Class B Noteholder and Structuring Agent may see fit, or change any such application in whole or in part from time to time, notwithstanding any direction which may be given regarding application of such monies by the Issuer, any guarantor of the Guaranteed Obligations (including the Guarantor) or any other Person; and
(j)otherwise deal with the Designated Parties, any guarantor of the Guaranteed Obligations or any other Person and any security, as the applicable Finance Party may see fit in its absolute discretion.
Article 9
Liability Unaffected by Failure of the Finance Parties to Take, Hold or Enforce Security
1.1The Guarantor agrees that the Guarantor has provided this agreement to the Finance Parties on the express understanding that the Finance Parties have no obligation to obtain any security from the Designated Parties or from others to secure payment or performance of any Guaranteed Obligations; and if the Indenture Trustee or the Structuring Agent, in their absolute discretion, obtain any such security from the Designated Parties or others, the Indenture Trustee or the Structuring Agent shall have no obligation to continue to hold such security or to enforce such security. The Guarantor shall not be entitled to rely on or benefit from, directly or indirectly, any such security which the Indenture Trustee or any Finance Party may obtain. In furtherance of the foregoing, the liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be released, discharged, limited or otherwise affected by:
(a)the loss of or failure by the Indenture Trustee or any Finance Party to register, perfect or maintain any security, whether intentionally or through failure, neglect or otherwise;
(b)the failure or neglect of the Indenture Trustee or any Finance Party to enforce any security;
(c)the Indenture Trustee or any Finance Party having released, discharged, compromised or otherwise dealt with any such security in any manner whatsoever (and for greater certainty none of the Indenture Trustee or any Finance Party shall be bound to exhaust its or their recourse against any Designated Party, any guarantor of the Guaranteed Obligations or other Persons or enforce any security or take any other action or legal proceeding before being entitled to payment from the Guarantor under this agreement, and the Guarantor hereby waives all benefits of discussion and division); or
(d)the enforcement by the Indenture Trustee or any Finance Party of any such security in an improvident or commercially unreasonable manner (including the sale or other disposition of any assets encumbered by such security at less than the fair market value thereof) whether as a result of negligence, recklessness or wilful action or inaction on the part of the Indenture Trustee or any Finance Party or otherwise, and regardless of any duty which the Indenture Trustee or any Finance Party might have to the Designated Parties under Applicable Law (including applicable personal property security legislation) in respect of the enforcement of any such security.
Article 10
Waivers
1.1No delay on the part of any of the Finance Parties in exercising any of its options, powers, rights or remedies, or any partial or single exercise thereof, shall constitute a waiver thereof. No waiver, modification or amendment of this agreement or of any such options, powers, rights or remedies shall be deemed to have been made unless made in writing and signed by an authorized officer of the Finance Parties, and any such waiver shall apply only with respect to the specific instance involved, and shall not impair the rights of any of the Finance Parties or the liability of the Guarantor hereunder in any other respect or at any other time.
1.2Nothing herein shall be construed as derogating from each Designated Party’s obligation to comply with all terms, provisions and covenants (whether financial or otherwise) contained in the Series 2021-1 Agreements.
Article 11
Foreign Currency Obligations
1.1The Guarantor shall make any payment to the Finance Parties hereunder in the same currency as is required to be paid by the Designated Parties to the Finance Parties in respect of the Guaranteed Obligations (the “Required Currency”). If the Guarantor makes payment to the Finance Parties hereunder in any other currency (the “Payment Currency”), such payment shall constitute satisfaction of the said liability of the Guarantor hereunder only to the extent of the equivalent amount of the Payment Currency and the Required Currency; and the Guarantor shall remain liable to the Finance Parties for any deficiency together with interest thereon payable pursuant to Article 6.
Article 12
Withholding Taxes
1.1Except as otherwise required by Applicable Law, any payment by the Guarantor hereunder shall be made without withholding for or on account of any present or future tax imposed by or within the jurisdiction in which the Guarantor is domiciled, any jurisdiction from which the Guarantor makes any payment or any other jurisdiction, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is required by Applicable Law, the Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay to the Class A Noteholders, the Structuring Agent and/or the Class B Noteholder, as applicable, such additional amount as may be necessary to ensure that the net amount actually received by the Class A Noteholders, the Structuring Agent and/or the Class B Noteholder, as applicable (after payment of such taxes including any taxes on such additional amount paid), is equivalent to the amount which the Class A Noteholders, the Structuring Agent and/or the Class B Noteholder, as applicable, would have received if no amounts had been withheld.
Article 13
Representations and Warranties
1.1The Guarantor represents and warrants to the Finance Parties as follows, and acknowledges that the Finance Parties are relying on such representations and warranties as a basis for extending and maintaining the extension of credit to the Issuer:
(a)the Guarantor:

(i)is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;
(ii)has all corporate or other organizational power and authority required, and is otherwise duly qualified, to carry on its business in each jurisdiction in which its business is now conducted and in each jurisdiction in which failure to do so would reasonably be expected to have a Material Adverse Effect; and
(iii)has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires licenses or approvals and in each jurisdiction in which failure to do so would reasonably be expected to have a Material Adverse Effect;
(b)the entering into, execution and delivery by the Guarantor of this guarantee and the performance of its obligations under this agreement, as well as doing all acts and things as are required or contemplated of the Guarantor under this agreement:
(i)are within the corporate and organizational powers of the Guarantor;
(ii)have been duly authorized by all necessary corporate and other organizational action;
(iii)does not require any permit, license, authorization, consent, approval, order, filing, notice, registration or qualification by, with or to any governmental authority, agency or other third party, except those that have been obtained and are in full force and effect;
(iv)do not violate any provision of (A) any Applicable Law or of any rule, regulation, order, writ, injunction, award or decree presently in effect applicable to the Guarantor or (B) the constating documents or by-laws of the Guarantor or any resolutions passed by the board of directors or shareholders of the Guarantor; and
(v)do not contravene, result in a breach of, or constitute a default under any loan agreement, indenture, trust deed or any other agreement or instrument binding on the Guarantor or by which any of the Guarantor’s assets may be bound or affected;
(c)there are, to its knowledge, no actions, suits or proceedings pending or threatened against or affecting the Guarantor or any of its undertakings and assets, at law, in equity or before any arbitrator or before or by any governmental department, body, commission, board, bureau, agency or instrumentality having jurisdiction in the premises in respect of which there is a reasonable possibility of a determination adverse to the Guarantor which would reasonably be expected to have a Material Adverse Effect and the Guarantor is not in default in respect of any law, rule, regulation, order, judgment, injunction, award or decree as a result of which a Material Adverse Effect would reasonably be expected to occur;
(d)this agreement has been duly authorized, executed and delivered by the Guarantor;
(e)this agreement constitutes the legal, valid and binding obligations of the Guarantor, enforceable against it in accordance with their respective terms;
(f)the facts regarding the Guarantor set forth or assumed in each of the opinions of counsel delivered in connection with this agreement and the Series 2021-1 Agreements are true and correct in all material respects;
(g)the Guarantor is not insolvent and no step has been taken or is intended to be taken by it or, to the best of its knowledge and belief, by any other Person that would lead to it being insolvent, and after giving effect to the transactions contemplated by this agreement it will not be insolvent;

(h)in any proceedings taken in the Guarantor’s jurisdiction of incorporation in relation to the applicable Series 2021-1 Agreement or any other Series 2021-1 Agreement to which it is a party the Guarantor will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;
(i)no step has been taken, or so far as the Guarantor is aware, is intended to be taken, for any consolidation, amalgamation, demerger, merger or corporate reconstruction with any Person, or to convey, transfer, lease or otherwise dispose of all or substantially all of the Guarantor’s assets to any Person, which would have a Material Adverse Effect;
(j)no default has occurred and is outstanding under any loan agreement, indenture, trust deed or any other agreement or instrument to which the Guarantor is a party or by which it is bound which default would reasonably be expected to have a Material Adverse Effect; and
(k)all of the Guarantor’s financial statements which have been delivered to a Designated Party or a Finance Party, are true and correct and fairly present and its financial condition, as of the date of such financial statements, and its results of operations, for the period then ended, all in accordance with the applicable accounting standards consistently applied; and since such date, or since the date of the release of the most recent financial statements of the Guarantor, there has been no change in any such condition or operations which would reasonably be expected to have a Material Adverse Effect.
Article 14
Covenants
1.1Until the Final Maturity Date, the Guarantor hereby covenants and agrees that:
(a)it shall preserve and maintain its corporate existence, rights, franchises and privileges and qualify and remain qualified to carry on business in each jurisdiction in which the failure to do so would reasonably be expected to have a Material Adverse Effect;
(b)it shall comply with all laws, rules, regulations, orders, judgments, injunctions, awards or decrees applicable to the Guarantor, except where the failure to do so would reasonably be expected not to have a Material Adverse Effect;
(c)it shall promptly deliver to each Finance Party:
(i)(A) each Annual Report on Form 10-K (the “10-K”) after such 10-K is filed with the U.S. Securities and Exchange Commission (the “SEC”), which 10-K shall contain audited financial statements of the Guarantor as of and for the end of the fiscal year to which such 10-K relates that are reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Guarantor and its subsidiaries in accordance with US GAAP consistently applied; and (B) together with each 10-K, its unaudited consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and separately breaking out the Designated Parties;
(ii)(A) each Quarterly Report on Form 10-Q (the “10-Q”) after such 10-Q is filed with the SEC (beginning with the fiscal quarter ending March 31, 2022), which 10-Q shall contain unaudited financial statements of the Guarantor as of and for the end of the fiscal quarter to which such 10-Q relates; and (B) together with each 10-Q, its unaudited consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of

(or, in the case of the balance sheet, as of the end of) the previous fiscal quarter and separately breaking out the Designated Parties;
(iii)within ten Business Days of the Guarantor or an officer of the Guarantor becoming aware of any default with respect to the covenants of the Guarantor set out in Section 14 of this agreement, an officer’s certificate of the Guarantor specifying such default and what action the Guarantor is taking or proposes to take with respect thereto;
(iv)within thirty days after the end of each fiscal quarter, commencing with the fiscal year ending December 31, 2021, an officer’s certificate of the Guarantor, stating that a review of the activities of the Guarantor during the preceding fiscal quarter has been made under the supervision of the signing officers with a view to determining whether the Guarantor has kept, observed, performed and fulfilled their obligations under this agreement, and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge, the Guarantor has during the preceding fiscal quarter kept, observed, performed and fulfilled each and every covenant contained in this agreement and is not in default at the date of such certificate in the performance or observance of or compliance with any of the terms, provisions and conditions of this agreement (or, if a default shall have occurred and is continuing, describing all such defaults of which he or she may have knowledge and what action the Guarantor is taking or proposes to take with respect thereto); and
(v)if the Issuer has not already done so, as soon as possible and in any event within five Business Days after the Guarantor becomes aware of the occurrence of an Amortization Event, a Related Event of Default or a Servicer Termination Event or an event which, with notice or lapse of time or both would constitute an Amortization Event, a Related Event of Default or a Servicer Termination Event, a statement of an appropriate officer of the Guarantor setting forth the relevant details and any action which it has taken or is proposing to take in respect thereof;
(d)it shall promptly notify each Finance Party of any downgrade in its senior unsecured long-term debt rating from Moody’s Investors Services Inc. or S&P Global Ratings;
(e)it shall notify each Finance Party of any amendment, limitation or restriction of any license issued to the Guarantor by a regulatory authority relating to the carrying on by the Guarantor of its business if such amendment, limitation or restriction would reasonably be expected to have a Material Adverse Effect;
(f)[***]

(g)it shall forthwith provide the Finance Parties with copies of any amendments, restatements, supplements or other modifications to, or any waivers of the Senior Notes Indenture and any notices of Default or Events of Default (each as defined in the Senior Notes Indenture) delivered pursuant to the Senior Notes Indenture.
(h)in this Section 14.1, each capitalized term given the meaning to such term in the Senior Notes Indenture shall have the meaning given to such term in the Senior Notes Indenture attached hereto for identification purposes in its current form as of the date hereof as Schedule “A”, without regard to any amendment, restatement, supplement or other modification with respect thereto after the date hereof that has not been approved in writing by the Structuring Agent.
1.2In this Article 14, the following capitalized terms have the following meanings:
“Capital Stock” means:
(a)in the case of a corporation, corporate stock or shares;

(b)in the case of an association or business entity other than a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(d)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with such Capital Stock.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock corporation, trust, unincorporated organization or government or agency or political subdivision thereof or any other entity.
“Senior Notes” means the notes issued pursuant to the Senior Notes Indenture from time to time.
“Senior Notes Indenture” means (i) as of the date hereof, that certain Indenture, dated as of July 30, 2021, entered into by Guarantor, as the issuer, the guarantors party thereto, and TMI Trust Company, as Trustee and Collateral Agent, in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by CURO Financial Technologies Corp. (“CFTC”), Guarantor, and such guarantors in connection therewith, and (ii) from time thereafter, such Senior Notes Indenture as may be amended, restated, supplemented or otherwise modified in accordance with the terms and conditions thereof, or any successor indenture or other credit facility of the Guarantor, CFTC or Curo Intermediate Holdings Corp., pursuant to which the Senior Notes are refinanced.
“Subsidiaries” means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination thereof) and (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
“Total Stockholders’ Equity” means with respect to the Guarantor as of any date, the total stockholders’ equity of the Guarantor and its Subsidiaries, shown on the balance sheet for the most recently ended fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with US GAAP.
“US GAAP” means generally acceptable accounting principals applicable in the United States.
Article 15
Revival of Indebtedness and Liability
1.1If at any time all or any part of any payment previously applied by any of the Finance Parties in respect of any of the Guaranteed Obligations is rescinded or returned by any of the Finance Parties for any reason whatsoever, whether voluntarily or involuntarily (including, without limitation, as a result of or in connection with the insolvency, bankruptcy or reorganization of any Designated Party or the Guarantor, or any allegation that any of the Finance Parties received a payment in the nature of a preference), then to the extent that such payment is rescinded or returned, such Guaranteed Obligations shall be deemed to have continued in existence notwithstanding such initial application, and this agreement shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations as though such payment had not been made.
Article 16
Expenses
1.1The Guarantor agrees to pay to the Finance Parties forthwith on demand by any Finance Party, all expenses (including legal fees on a solicitor and his own client basis) incurred by the Finance Parties in connection with the preservation or enforcement of any of its rights and remedies hereunder, together with interest thereon calculated and compounded at the rate provided in Article 6.
Article 17
Additional Guarantee
1.1This agreement is in addition to and not in substitution for any other guarantees or agreements which may have previously been given to any of the Finance Parties by the Guarantor in connection with the Designated Parties or any Guaranteed Obligations, and is in addition to and without prejudice to any security or guarantee now or hereafter held by any of the Finance Parties in respect of any Guaranteed Obligations, and any other rights or remedies which the Finance Parties might have.
Article 18
Combination of Accounts and Set-Off
1.1Any of the Finance Parties may from time to time combine accounts and set off and apply any liabilities it may have to the Guarantor (including liabilities in respect of any monies deposited by the Guarantor with any of the Finance Parties) against any and all of the obligations of the Guarantor to the Finance Parties now or hereafter existing under this agreement, whether or not any of the Finance Parties has made any demand hereunder and whether or not any of such obligations may be unliquidated, contingent or unmatured.
Article 19
Notice
1.1Any notice, document or other communication required or permitted to be given or delivered hereunder shall, unless otherwise stated herein, be in writing (including photocopy, facsimile, electronic mail or other digital communication) and sent, as to each party hereto, at its address as follows, or at such other address as shall be designated by such party in a written notice to the other parties hereto:
(a)to the Guarantor:
[***]
(b)to the Class A Noteholders:
[***]
(c)to the Class B Noteholder:
[***]
(d)to the Structuring Agent:
[***]
Any communication transmitted by prepaid private courier shall be deemed to have been validly and effectively given or delivered on the Business Day after which it is submitted for delivery.

Any communication transmitted by facsimile or electronic mail shall be deemed to have been validly and effectively given or delivered on the day on which it is transmitted, if transmitted on a Business Day on or before 5:00 p.m. (local time of the intended recipient), and otherwise on the next following Business Day.
Article 20
Severability
1.1If any provision of this agreement shall be invalid or unenforceable, all other provisions hereof shall remain in full force and effect and all changes rendered necessary by the context shall be deemed to have been made.
Article 21
Interpretation
1.1This agreement shall be construed as if all changes in grammar, number and gender rendered necessary by the context have been made.
Article 22
Further Assurances
1.1The Guarantor agrees, at the Guarantor’s own expense, to promptly execute and deliver or cause to be executed and delivered to the Class A Noteholders, the Class B Noteholder and the Structuring Agent, upon the Class A Noteholders’, the Class B Noteholder’s or the Structuring Agent’s request from time to time, all such other and further documents, agreements, opinions, certificates and instruments as are required under this agreement or as may be reasonably requested by the Class A Noteholders, the Class B Noteholder or the Structuring Agent if necessary or desirable to more fully record or evidence the obligations intended to be entered into herein.
Article 23
Entire Agreement; Amendments; Conclusive Delivery
1.1This agreement constitutes the entire agreement between the Guarantor and the Finance Parties relating to the subject matter hereof, and no amendment of this agreement shall be effective unless made in writing and executed by the Guarantor and the Finance Parties. Possession by the Class A Noteholders and the Class B Noteholder of an executed copy of this agreement shall constitute conclusive evidence that:
(a)this agreement was executed and delivered by the Guarantor to the Class A Noteholders, the Class B Noteholder and Structuring Agent free of all conditions;
(b)there is no agreement or understanding between the Guarantor, any of the Finance Parties that this agreement was delivered in escrow or is not intended to be effective until the occurrence of any event or the satisfaction of any condition;
(c)neither the Class A Noteholders, the Class B Noteholder nor the Structuring Agent has made any representation, warranty, statement or promise to the Guarantor regarding the Issuer, the Class A Noteholders’, the Class B Noteholder’s or the Structuring Agent’s intention to obtain any security or guarantees from other Persons, the circumstances under which any of the Finance Parties may enforce this agreement, the manner in which any of the Finance Parties might enforce this agreement or any other matter which might conflict with any provision expressly set out herein; and
(d)there is no representation, warranty, statement, promise, understanding, condition or collateral agreement between any of the Finance Parties and the Guarantor relating to this agreement or the subject matter of this agreement, other than as expressly set out herein.

Article 24
Governing Law
1.1This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Without prejudice to the right of the Finance Parties to commence any proceedings with respect to this agreement in any other proper jurisdiction, the Guarantor hereby irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario.
Article 25
Successors and Assigns
1.1This agreement shall enure to the benefit of the Finance Parties and their respective successors and assigns, and shall be binding on the Guarantor and its successors and permitted assigns; “successors” includes any entity resulting from the amalgamation of a corporation with any other corporation. Without limiting the generality of the foregoing, if any of the Finance Parties assigns or transfers all or any portion of the Guaranteed Obligations and this agreement or any interest therein to any other Person, such Person shall thereafter be entitled to the benefit of this agreement to the extent of the interest so transferred or assigned, and the Guaranteed Obligations or portion thereof or interest therein so transferred or assigned shall be and shall remain part of the “Guaranteed Obligations” hereunder.
Article 26
Legal Advice
1.1The Guarantor acknowledges that the Guarantor has had ample opportunity to review and consider this agreement, fully understands the provisions hereof and has received legal advice from the Guarantor’s solicitors in connection with this agreement.
Article 27
Waiver of Limitation Period
1.1The Guarantor agrees that all limitation periods established by the Limitations Act, 2002 (Ontario) are hereby excluded and shall not apply to this agreement, other than the ultimate 15-year limitation period established by such statute. The Guarantor agrees that this agreement constitutes a “business agreement” as such term is defined by such statute.
Article 28
Execution in Counterparts
1.1This agreement or any amendment may be executed in any number of counterparts (including counterparts by facsimile, electronic transmission and email in PDF or similar transmissions) each of which, when so executed, shall be deemed to be an original and which counterparts together shall constitute one and the same agreement.
Article 29
Receipt of Copy of Agreement
1.1The Guarantor hereby acknowledges receipt of a copy of this agreement.

[Remainder of page intentionally left blank; signature page follows]

EXECUTION VERSION
IN WITNESS WHEREOF this agreement has been executed and delivered by the parties hereto this 9th day of December, 2021.

CURO GROUP HOLDINGS CORP., as Guarantor
Per:
Name:
Title:

Signature Page to Performance Guarantee

NATIONAL BANK OF CANADA, as a Class A Noteholder
Per:
Name:
Title:
Per:
Name:
Title:

Signature Page to Performance Guarantee

BNY TRUST COMPANY OF CANADA, in its capacity as trustee of PRECISION TRUST, by its Securitization Agent BMO NESBITT BURNS INC., as a Class A Noteholder
Per:
Name:
Title:
Per:
Name:
Title:

Signature Page to Performance Guarantee

NATIONAL BANK OF CANADA, as Structuring Agent
Per:
Name:
Title:
Per:
Name:
Title:

Signature Page to Performance Guarantee

WF TORCA, LTD., as Class B Noteholder, by its director, WATERFALL ASSET MANAGEMENT, LLC
Per:
Name:
Title:
Per:
Name:
Title:

Signature Page to Performance Guarantee

SCHEDULE A
[***]

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